Q2 2020 EARNINGS PRESENTATION June 4, 2020 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019 and our quarterly report on Form 10-Q for the period ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Q2 results hindered by weaker industry conditions Business segments impacted by COVID-19 Class 6-8 share increased 3.8 points sequentially to 15.4% Ended Q2 with strong manufacturing cash balance of $1.5 billion Liquidity enhanced through completion of $600 million senior secured notes offering $300 million of actions announced to conserve cash Second Quarter 2020 Summary Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Update on the Impact of COVID-19 Navistar operating as an essential business Supply chain disruptions moderately mitigated Parts distribution centers and dealer bodies open and operational Safety measures enhanced to protect our employees, communities and operations Recovery begins as states’ restrictions ease Navistar 4.0 strategy remains long-term focus Pension contributions deferral of $162 million and employer payroll tax payments deferred under provisions of the CARES Act Capital expenditure and IT projects postponed by 30% Non-represented, salaried U.S. base salaries deferred by 10% to 35% Contractors workweek reduced by 20% 401(k) company match contributions deferred $300 million of Cash Conservation Actions Business Update

Strong Cash Balance, No Near-Term Manufacturing Debt Maturities Manufacturing Cash Balance(A) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Amounts include manufacturing cash, cash equivalents, and marketable securities. Q2 2020 consolidated equivalent cash balance was $1.5 billion. Amounts exclude restricted cash. Total manufacturing debt of $3.5 billion as of April 30, 2020. Graph does not include financed lease obligations and other, totaling $91 million and includes new debt issued this quarter of $588 million net. Limited Near-Term Manufacturing Debt Maturities(B) ($ in millions) $2,150 New senior secured notes offering of $600 million

Second Quarter 2020 Consolidated Results ($ in millions, except per share and units) Includes U.S. and Canada School buses and Class 6-8 trucks. Amounts attributable to Navistar International Corporation. Non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Quarters Ended April 30 2020 2019 Chargeouts(A) 14,200 23,700 Sales and Revenues $ 1,925 $ 2,996 Net Income (Loss)(B) $ -38 $ -48 Diluted Income per Share (Loss)(B) $ -0.38 $ -0.48 Adjusted Net Income (Loss)(C) $ -10 $ 105 Adjusted EBITDA(C) $ 88 $ 224 Adjusted EBITDA Margin(C) 4.6% 7.5%

Second Quarter 2020 Segments Results ($ in millions) Sales and Revenues Segment Profit (Loss) Quarters Ended April 30 Quarters Ended April 30 2020 2019 2020 2019 Truck $1,389 $2,296 $-51 $-74 Parts 443 579 103 144 Global Operations 51 87 -13 3 Financial Services 64 78 24 32

Appendix

Days Sales Inventory On-Hand Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include IC Bus *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio Normal range is 80-120 days inventory on hand 127 Days

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 HeavyThree Months EndedApril 30, 2020January 31, 2020October 31, 2019July 31, 2019April 30, 2019Core Markets (U.S. and Canada)Class 6 and 7 medium trucks22.9%20.3%25.9%26.8%29.8%Class 8 heavy trucks11.6%6.1%14.3%13.8%15.1%Class 8 severe service trucks14.6%14.0%19.7%14.1%12.6%Combined class 8 trucks12.5%8.5%15.7%13.9%14.5%

Worldwide Truck Chargeouts _______________________ We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts. We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico, and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 1,100 and 2,500, General Motors (“GM”)-branded units sold to GM during the three months ended April 30, 2020 and April 30, 2019, respectively Three Months Ended April 30, % 2020 2019 Change Change Core Markets (U.S. and Canada) School Buses 3,100 3,300 -,200 -6.0606060606060608E-2 Class 6 and 7 Medium Trucks 4,900 8,900 -4,000 -0.449438202247191 Class 8 Heavy Trucks 3,700 8,600 -4,900 -0.56976744186046513 Class 8 Severe Service Trucks 2,500 2,900 -,400 -0.13793103448275862 Total Core Markets 14,200 23,700 -9,500 -0.40084388185654007 Non "Core" Defense 0 0 0 N.M. Other Markets(A) 3,200 5,500 -2,300 -0.41818181818181815 Total Worldwide Units 17,400 29,200 ,-11,800 -0.4041095890410959 Combined Class 8 Trucks 6,200 11,500 -5,300 -0.46086956521739131

Financial Services Segment Highlights Financial Services segment profit of $24M for Q2 2020 and $41M YTD 2020 Segment financing availability of $654M as of April 30, 2020 Financial Services debt/equity leverage of 3.1:1 as of April 30, 2020 Renewed the $350M variable dealer note facility in May 2020 Retail Notes Bank Facilities Dealer Floor Plan Bank revolver capacity of $748M matures May 2024 Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts $200M TRAC Facility extended to June 2021 On balance sheet NFSC wholesale trust as of April 30, 2020 $950M funding facility Variable portion matures May 2021 Term portions mature September 2020 and May 2021 On balance sheet Program management continuity Broad product offering Ability to support large fleets Access to less expensive capital C A P I T A L Funded by BMO Financial Group NFC(1) Facilities 1 Navistar Financial Corporation (NFC) is the U.S. financial entity of Navistar’s Financial Services segment.

Retail Portfolio Loss-sharing agreement with BMO in U.S. and Canada minimizes loss exposure NFC Mexico has strong underwriting standards Retail loans supported by collateral Wholesale Portfolio Dealers well-capitalized with strong performance characteristics US dealers utilizing liquidity options available via the CARES Act Wholesale loans secured by truck and parts and guaranteed by dealers Minimal losses historically Financial Services Portfolio Quality Remains Strong (A) BMO Assets are Off- Balance Sheet for Navistar (B) Net Losses includes Navistar share of BMO losses and 2020 YTD is annualized

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A:Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100% and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2020 and beyond pension funding requirements? A: For the six months ended April 30, 2020 and 2019, we contributed $30 million and $131 million, respectively, to our pension plans to meet regulatory funding requirements. During the first quarter of 2019, we accelerated the payment of a substantial portion of our 2019 minimum required funding. We do not expect any additional contributions to our pension plans during the remainder of 2020, as our previously expected remaining 2020 contributions of $162 million are deferred until the first quarter of 2021 under provisions of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). Q5:What is your expectation for future cash tax payments? A:Cash tax payments are expected to remain low in 2020 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2019, the Company had deferred tax assets for U.S. federal NOLs valued at $465 million, state NOLs valued at $166 million, and foreign NOLs valued at $151 million, for a total undiscounted cash value of $782 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $196 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.1 billion. Of this amount, $2.0 billion was subject to a valuation allowance at the end of FY2019.

Q7: What adjustments do you make to the ACT forecast to align with company's presentation?

A:

Reconcilation to ACT - Retail Sales	2020
ACT*	143,900
CY to FY Adjustment	29,400
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(5,000)
Total (ACT comparable Class 8 Navistar)	168,300

*Source: ACT N.A. Commercial Vehicle Outlook - May 2020

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q2 2020 Earnings – 6/4/2020

NYSE: NAV 15

Q10: What is your revenue by product type(A)? A: ___________________________ Includes other markets primarily consisting of Bus, Export Truck and Mexico. Retail financing revenues in the Financial Services segment include interest revenue of $17 million for the three ended April 30, 2020. Wholesale financing revenues in the Financial Services segment include interest revenue of $8 million the three ended April 30, 2020. Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: ___________________________ Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations. Quarters Ended Qtr Ended Qtr Ended ($ in millions) Apr. 30, 2020 Jan. 31, 2020 Oct. 31, 2019 Jul. 31, 2019 Apr. 30, 2019 Oct. 31, 2016 Jul. 31, 2016 Consolidated Net Cash from Operating Activities $-,217 $99 $346 $294 $50 $281 $90 Less: Net Cash from Financial Services Operations -17 410 142 20 -,132 -3 95 Net Cash from Manufacturing Operations (A) ........................ -,200 -,311 204 274 182 284 -5 Less: Capital Expenditures 31 59 44 24 21 -32 -29 Manufacturing Free Cash Flow $-,231 $-,370 $160 $250 $161 $252 $-34 ($ in millions) Truck Parts Global Operations Financial Services Corporate and Eliminations Total Three Months Ended April 30, 2020 Truck products and services(A) $ 1257 $ — $ — $ — $ 3 $ 1260 Truck contract manufacturing 59 — — — — 59 Used trucks 42 — — — — 42 Engines — 49 36 — — 85 Parts 1 393 11 — — 405 Extended warranty contracts 26 — — — — 26 Sales of manufactured products, net 1385 442 47 — 3 1877 Retail financing(B) — — — 41 -2 39 Wholesale financing(B) — — — 9 — 9 Financial revenues — — — 50 -2 48 Sales and revenues, net $ 1385 $ 442 $ 47 $ 50 $ 1 $ 1925

Outstanding Debt Balances

NAVISTAR

($ in millions)	April 30, 2020	October 31, 2019
Manufacturing operations		
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $5 and $6, respectively, and unamortized debt issuance costs of $9 and $10, respectively	$ 1,550	$ 1,556
9.5% Senior Secured Notes, due 2025, net of unamortized debt issuance costs of $12	**588**	-
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $14 and $15, respectively	1,086	1,085
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates	220	220
Financed lease obligations	51	60
Other	40	11
Total Manufacturing operations debt	3,535	2,932
Less: Current portion	66	32
Net long-term Manufacturing operations debt	$ 3,469	$ 2,900

($ in millions)	April 30, 2020	October 31, 2019
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $2 and $4, respectively	$ 788	$ 991
Bank credit facilities, at fixed and variable rates, due dates from 2019 through 2025, net of unamortized debt issuance costs of $1 at both dates	991	1,059
Commercial paper, at variable rates, program matures in 2022	-	84
Borrowings secured by operating and finance leases, at various rates, due serially through 2024	115	122
Total Financial Services operations debt	1,894	2,256
Less: Current portion	504	839
Net long-term Financial Services operations debt	$ 1,390	$ 1,417

Q2 2020 Earnings – 6/4/2020
NYSE: NAV 17

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities, and free cash flow represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net.

SEC Regulation G Non-GAAP Reconciliation

Manufacturing Operations Cash, Cash Equivalents, and Marketable Securities Reconciliation:

($ in millions)	Apr. 30, 2020	Jan. 31, 2020	Oct. 31, 2019	Jul. 31, 2019	Apr. 30, 2019
Manufacturing Operations:					
Cash and Cash Equivalents	$ 1,497	$ 977	$ 1,328	$ 1,112	$ 927
Marketable Securities	-	-	-	3	23
Manufacturing Cash, Cash Equivalents, and Marketable securities	$ 1,497	$ 977	$ 1,328	$ 1,115	$ 950
Financial Services Operations:					
Cash and Cash Equivalents	$ 50	$ 23	$ 42	$ 48	$ 50
Marketable Securities	-	-	-	-	-
Financial Services Cash, Cash Equivalents, and Marketable securities	$ 50	$ 23	$ 42	$ 48	$ 50
Consolidated Balance Sheet:					
Cash and Cash Equivalents	$ 1,547	$ 1,000	$ 1,370	$ 1,160	$ 977
Marketable Securities	-	-	-	3	23
Consolidated Cash, Cash Equivalents, and Marketable securities	$ 1,547	$ 1,000	$ 1,370	$ 1,163	$ 1,000

Q2 2020 Earnings – 6/4/2020
NYSE: NAV 19

SEC Regulation G Non-GAAP Reconciliations Earnings (Loss) Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) Reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 21. Quarters Ended April 30, ($ in millions) 2020 2019 EBITDA (reconciled above) $ 61 $ 55 Adjusted for significant items of: Adjustments to Pre-existing Warranties (A) 13 9 Asset Impairment Charges (B) 13 1 Restructuring of Manufacturing Operations (C) — 1 MaxxForce Advanced EGR engine lawsuits (D) 1 159 Settlement Gain (E) — -1 Total Adjustments 27 169 Adjusted EBITDA $ 88 $ 224 Adjusted EBITDA Margin 4.6% 7.5% Quarters Ended April 30, ($ in millions) 2020 2019 2013 Net Income (loss) Attributable to NIC $ -38 $ -48 $ Plus: Depreciation and Amortization Expense 49 49 Manufacturing Interest Expense (A) 43 55 Adjusted for: Income Tax Benefit (Expense) -7 1 EBITDA $ 61 $ 55 $ Quarters Ended April 30, (in millions) 2015 Interest expense ……………………………………………………………….. 75 Less: Financial services interest expense ………………………………….. 18 Manufacturing interest expense ……………………..……………………… 57 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 match below Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012. Quarters Ended April 30, (in millions) 2015 Loss from continuing operations attributable to NIC, net of tax ………… $ -64 Plus: Depreciation and amortization expense ……………………………….. 74 Manufacturing interest expense(A) ………………………………….…. 57 Less: Income tax benefit (expense) …………………………………………… -18 EBITDA ………………………………………………………………………… $ 85 Quarters Ended April 30, ($ in millions) 2020 2019 Interest Expense $ 63 $ 82 Less: Financial Services Interest Expense 20 27 Manufacturing Interest Expense $ 43 $ 55 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012.

SEC Regulation G Non-GAAP Reconciliation

Adjusted Income Reconciliation:

($ in millions)	Quarters Ended April 30, 2020	Quarters Ended April 30, 2019
Net Income (Loss) Attributable to NIC	$ (38)	$ (48)
Adjusted for Significant Items of:		
Adjustments to Pre-existing Warranties (A)	13	9
Asset Impairment Charges (B)	13	1
Restructuring of Manufacturing Operations (C)	—	1
Maxxforce Advanced EGR engine lawsuits (D)	1	159
Settlement Gain (E)	—	(1)
Total Adjustments	27	169
Tax Effect (F)	1	(16)
Adjusted Net Income (Loss) Attributable to NIC	$ (10)	$ 105

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) In the second quarter of 2020, we recorded $13 million of asset impairment charges related primarily to long lived assets in our Brazil asset group in our Global Operations segment. In the second quarter of 2019 we recorded $1 million, of asset impairment charges related to certain assets under operating leases in our Truck segment.

(C) In the second quarter of 2019, we recorded a restructuring charge of $1 million in our Truck segment.

(D) In the second quarter of 2020 and 2019, we recorded charges of $1 million and $159 million, respectively, related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck Segment.

(E) In the second quarter of 2019, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

(F) Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.

Q2 2020 Earnings – 6/4/2020
NYSE: NAV 21